SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): January 28, 2004


                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)


           Maryland                    1-12002                 23-2715194
       (State or other               (Commission            (I.R.S. Employer
jurisdiction of incorporation)       File Number)          Identification No.)



                      1311 Mamaroneck Avenue, Suite 260
                          White Plains, New York          10605
               (Address of principal executive offices) (Zip Code)


                                 (914) 288-8100
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)

ITEM 5. Other Events

On January 28, 2004, the Registrant issued a press release announcing the formation of a joint venture (the "Venture") with Klaff Realty, L.P. ("Klaff") and Klaff's long time capital partner Lubert-Adler Management, Inc. ("Lubert-Adler") for the purpose of making investments in surplus or underutilized properties owned by retailers. The initial size of the Venture is expected to be approximately $300 million in equity based on anticipated investments of approximately $1 billion. The Venture is currently exploring investment opportunities, but has not yet made any commitments. Each participant in the Venture has the right to opt out of any potential investment. The Registrant and its current acquisition fund, Acadia Strategic Opportunity Fund, as well as possible subsequent joint venture funds sponsored by the Registrant, anticipate investing 20% of the equity of the Venture.

The Registrant has also acquired Klaff's rights to provide asset management, leasing, disposition, development and construction services for an existing portfolio of retail properties and/or leasehold interests comprised of approximately 10 million square feet of retail space located throughout the United States (the "Properties"). The acquisition involves only Klaff's rights associated with operating the Properties and does not include equity interests in assets owned by Klaff or Lubert-Adler. Registrant caused its operating partnership subsidiary to issue to Klaff $4 million of Convertible Preferred Operating Partnership Units ("Preferred OP Units"). The Preferred OP Units, which have a stated value of $1,000 each, are entitled to a quarterly preferred distribution of the greater of (i) $13.00 (5.2% annually) per Preferred OP Unit or (ii) the quarterly distribution attributable to a Preferred OP Unit if such unit were converted into Common Operating Partnership Units ("Common OP Units"). The Preferred OP Units are convertible into Common OP Units based on the stated value of $1,000 divided by $12.82 at any time. Additionally, the holder of the Preferred OP Units may redeem them at par for either cash or Common OP Units (at the Registrant's option) after the earlier of the third anniversary of their issuance or the occurrence of certain events (a change of control event). Finally, after the fifth anniversary of the issuance, the Registrant may redeem the Preferred OP Units and convert them into Common OP Units at market value as of the redemption date.


A copy of the press release dated January 28, 2004 is attached hereto as exhibit 99.1.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

99.1 Press release dated January 28, 2004


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ACADIA REALTY TRUST
                                              (Registrant)


Date: January 28, 2004                     By: /s/ Michael Nelsen

                                               Name:  Michael Nelsen
                                               Title: Sr. Vice President and
                                                      Chief Financial Officer

                                        2